UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2022

RESOLUTE FOREST PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Resolute Forest Products Inc.
1010 De La Gauchetière Street West, Suite 400
Montreal, Quebec, Canada H3B 2N2
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER ITEMS.

On March 4, 2022, Resolute Forest Products Inc. (the “Company”), through its wholly-owned subsidiary, Resolute FP Canada Inc. (“Resolute”), completed the purchase from Louisiana-Pacific Canada Ltd., a wholly-owned subsidiary of Louisiana-Pacific Corporation (NYSE: LPX) (referred together as “Louisiana-Pacific”), of its 50% equity interest in two joint ventures, Resolute-LP Engineered Wood Larouche Inc. and Resolute-LP Engineered Wood St-Prime Limited Partnership, that produce I-joists in the Lac-Saint-Jean region of Quebec, resulting in Resolute owning 100% of the two entities. The purchase price to acquire Louisiana-Pacific’s 50% equity interest in the joint ventures is $50 million, subject to customary adjustments, paid with cash on hand. In connection with the acquisition, Resolute entered into agreements with Louisiana-Pacific to continue to serve as the exclusive distributors of the engineered wood products produced at the facilities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

	By:	/s/ Stephanie Leclaire
Date: March 4, 2022		Name: Stephanie Leclaire
Title: Senior Vice President and Chief Legal Officer